--------------------------------------------------------------------------------
CUSIP No. 028884104                SCHEDULE 13D           Page 28 of 33
--------------------------------------------------------------------------------

                                    EXHIBIT 7
                            AMENDED NOMINEE AGREEMENT

            This Amended Nominee Agreement ("Amended Nominee Agreement") is made this 5th day of August, 2004, among Stilwell Value Partners II, L.P. and Stilwell Value Partners V, L.P. (referred to as "Stilwell Group"), having their offices at 26 Broadway, 23rd Floor, New York, New York 10014, and Spencer L. Schneider, residing at 10 Waterside Plaza, New York, New York 10010 ("Nominee").

            WHEREAS, the parties hereto are parties to a nominee agreement dated as of January 29, 2002 ("Nominee Agreement"), pursuant to which the Stilwell Group nominated Nominee to the board of directors of American Physicians Capital, Inc. ("ACAP");

            WHEREAS, Nominee was seated as a Director of ACAP in February 2002; and

            WHEREAS, the parties wish to amend the Nominee Agreement in order to provide for Nominee's continued service as a director of ACAP and with respect to the Nominee's re-election to the Board in 2005;

            NOW THEREFORE,  in  consideration of the premises and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties agree as follows:

            1. All the provisions set forth in the Nominee Agreement are hereby ratified in all respects and remain in full force and effect to the extent such provisions are not inconsistent with this Amended Nominee Agreement; to the extent there are any inconsistencies, the terms of this Amended Nominee Agreement shall govern.

            2. Nominee hereby agrees that, if he is not nominated for re-election at the ACAP 2005 annual meeting of shareholders by ACAP, his name may be placed in nomination by the Stilwell Group for election as a director of ACAP in 2005, and for that purpose, understands and agrees that the Stilwell Group may solicit proxies from other ACAP shareholders. When requested, Nominee shall deliver his written consent to be named in a Stilwell Group proxy statement and to serve as a director of ACAP if elected.

            3. In consideration thereof, Stilwell Value Partners II, L.P and Stilwell Value Partners V, L.P. each hereby grant Nominee an option to purchase up to fifteen thousand (15,000) shares of ACAP common stock on the terms set forth in the stock option agreement annexed hereto as Exhibit A. The exercise price shall be $27.20 per share.

            4. The Stilwell Group hereby agrees to indemnify Nominee to the same extent and scope as he is entitled to indemnification pursuant to ACAP's corporate documents or otherwise by law, but Nominee shall first seek indemnification from ACAP before he is entitled to be indemnified by the Stilwell Group. If ACAP fails or refuses to indemnify or to advance expenses to Nominee upon Nominee's request for indemnification or reimbursement of expenses, the Stilwell Group shall cover and advance payments to Nominee, but Nominee shall continue to make reasonable efforts to

--------------------------------------------------------------------------------
CUSIP No. 028884104                SCHEDULE 13D           Page 29 of 33
--------------------------------------------------------------------------------

seek payment from ACAP and, to the extent he recovers any amounts from ACAP, shall reimburse the Stilwell Group. Nominee shall give the Stilwell Group notice of the occurrence of an event as to which he believes he is entitled to indemnification no later than 20 days after Nominee has knowledge of a claim which has been asserted or threatened. The Stilwell Group retains the sole right to select and retain counsel for Nominee.

            5. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                                 /s/ Joseph Stilwell
                                 -----------------------------------------------
                                 Joseph Stilwell on behalf of the Stilwell Group

                                 /s/ Spencer L. Schneider
                                 -----------------------------------------------
                                 Spencer L. Schneider


                     Exhibit A to Amended Nominee Agreement
                             Stock Option Agreement

            THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of August 5, 2004, by and between Stilwell Value Partners II, L.P., and Stilwell Value Partners V, L.P., each of which is a Delaware limited partnership with offices at 26 Broadway, 23rd floor, New York, New York 10004 (collectively referred to herein as "SVP"), and Spencer L. Schneider, residing at 10 Waterside Plaza, New York, New York 10010 (the "Optionee").

            WHEREAS, SVP owns in excess of 100,000 shares of the Common Stock (the "Common Stock"), of American Physicians Capital, Inc. ("ACAP"); and

            WHEREAS, in consideration of the agreement of Optionee in the Amended Nominee Agreement dated of even date herewith, SVP considers it desirable and in its best interests that Optionee be granted the option to purchase up to an aggregate of Thirty Thousand (30,000) shares of the Common Stock owned by SVP (the "Option Shares"), upon the terms and conditions set forth in this Agreement, of which Stilwell Value Partners II, L.P. shall contribute 15,000 Option Shares and Stilwell Value Partners V, L.P. shall contribute 15,000 Option Shares.

            NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

            1. Grant of Option. SVP hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of the Option Shares on the terms and conditions set forth herein. The Option shall vest and become exercisable as set forth in Section 4, and the number of shares may be adjusted pursuant to Section 6 hereunder.

            2. Purchase Price. The purchase price per share of the Option Shares covered by the Option shall be equal to $27.20 per Option Share (subject to adjustment as provided in Section 9 below) (the "Purchase Price").

--------------------------------------------------------------------------------
CUSIP No. 028884104                SCHEDULE 13D           Page 30 of 33
--------------------------------------------------------------------------------

            3. Certain Defined Terms. As used in this Option Agreement, the following terms shall have the following meanings:

               (a) Closing Sale Price shall mean on any particular date the closing sale price per share of Common Stock on such date on the NASDAQ National Market, or if there is no such price on such date, then the closing sale price on the NASDAQ National Market on the date nearest preceding such date.

               (b) Expiration Date shall mean the date which is five years after the Vesting Date, or such earlier date on which this Option may terminate in accordance with Section 7, or such other date as the parties mutually agree in writing.

               (c) Vesting Date shall mean August 5, 2004.

            4. Vesting and Exercisability of the Option. The Option shall vest and become exercisable at the Vesting Date, and thereafter shall be exercisable at any time or from time to time in whole or in part on or prior to the Expiration Date.

            5. Method of Exercising Option.

               (a) The Optionee may exercise the Option in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to SVP, specifying therein the number of Option Shares which the Optionee then elects to purchase or with respect to which the Option is being exercised, accompanied by payment of the full Purchase Price for the Option Shares being purchased. The notice of exercise, accompanied by such payment, shall be delivered to SVP at its principal business office. The date on which the notice is given to SVP is hereinafter referred to as the "Date of Exercise." In no event may the Option granted hereunder be exercised for a fraction of an Option Share.

               (b) The Optionee may pay the Purchase Price in one of the following manners:

               (i) Cash Exercise. The Optionee shall deliver the Purchase Price to SVP in cash or by certified check or bank check or wire transfer of immediately available funds.

              (ii) Cashless Exercise. The Optionee shall surrender this Option to SVP together with a notice of cashless exercise, in which event SVP shall issue to the Optionee the number of Option Shares determined as follows:

               X = (Y* (A-B))/A

               where:

               X = the number of Option Shares to be issued to the Optionee;

               Y = the number of Option Shares with respect to which this Option is being exercised;

--------------------------------------------------------------------------------
CUSIP No. 028884104                SCHEDULE 13D           Page 31 of 33
--------------------------------------------------------------------------------

               A = the average of the Closing Sale Prices of the Common Stock for the five (5) trading days immediately prior to (but not including) the Date of Exercise.

               B = the  Purchase   Price  (as  adjusted  to  the  date  of  such
               calculation).

               (c) As soon as practicable after receipt by SVP of a notice of exercise and of payment in full of the Purchase Price of all the Option Shares with respect to which the Option has been exercised, SVP shall transfer the Option Shares being purchased to the Optionee.

            6. Adjusted Option Shares. The number of Option Shares granted hereunder shall be reduced by an amount equal to fifty percent (50%) of the value of all common stock options and common stock grants received by Nominee from ACAP as of the Exercise Date; the number of Option Shares resulting after computing the foregoing reduction shall be referred to hereinafter as the "Adjusted Option Shares". By way of illustration, the Adjusted Option Shares with respect to options on shares received from ACAP is determined as follows:
Assume (for ease of illustration) the Purchase Price hereunder is $10.00 and the Purchase Price on options on shares received from ACAP is $14.00. Assume (for ease of illustration) the number of Option Shares hereunder is 2,000 and the number of Option Shares received from ACAP is 1,000. Assume the value of "A" used in the equation in Section 5(b)(ii) above is $20.00. Under this illustration, the adjustment value ("Adjustment Value") shall equal 50% of $6.00 ($6.00 being the value of the options received from ACAP on the Exercise Date), or $3.00 per share. To further calculate the Adjusted Option Shares, subtract the product of the Adjustment Value and the number of Option Shares received from ACAP from the product of the Purchase Price hereunder and the number of Option Shares granted hereunder. Thus,

             ($10*2,000) - ($3*1,000) = $20,000 - $3,000 = $17,000.

Divide the resulting figure by the Purchase Price hereunder and achieve the Adjusted Option Shares:

             $17,000/$10 = 1,700 shares

To determine the Adjusted Option Shares with respect to shares received by the Optionee from ACAP, use the above formula except that the Adjustment Value shall equal 50% of the market price of any shares received by the Optionee from ACAP as of the Exercise Date.

Unvested options on shares and unvested shares received from ACAP shall not be considered in determining the Adjusted Option Shares. Additionally, in no case shall the Adjusted Option Shares result in negative figure whereby Nominee would owe anything to SVP.

            7. Termination of Option. Except as otherwise stated herein, the Option, to the extent not theretofore exercised, shall terminate on the Expiration Date or, if earlier, upon the first of the occurrence of any of the following events, unless SVP otherwise elects in writing:

--------------------------------------------------------------------------------
CUSIP No. 028884104                SCHEDULE 13D           Page 32 of 33
--------------------------------------------------------------------------------

               (a) In the event of Optionee's withdrawal from the election for the Board;

               (b) In the event of Optionee becoming ineligible to be elected to the Board for any reason; or

               (c) In the event of Optionee's resignation from the Board or removal from the Board.

            8. Adjustments. If prior to the exercise of any portion of the Option ACAP shall have effected one or more stock splits, reverse stock splits, stock dividends, stock combinations, reclassifications, recapitalizations or similar events, the number of Option Shares subject to this Option and the Purchase Price shall be equitably adjusted as determined by SVP in good faith. SVP shall give notice of each adjustment or readjustment of the Purchase Price or the number of Option Shares to the Optionee.

            9. Restrictions. The holder of this Option, by acceptance hereof, represents, warrants and covenants that this Option and the right to purchase the Option Shares is personal to the holder and shall not be transferred to any other person, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Optionee may, at any time and from time to time, transfer all or any part of his rights under this Option and the right to purchase the Option Shares in accordance with the terms of this Option Agreement to his spouse or children, or to a trust created by the Optionee for the benefit of the Optionee or his immediate family or to a corporation or other entity controlled by the Optionee and in which the Optionee or members of his immediate family beneficially own all of the economic interests.

            10. No Rights as Optionee. Nothing contained herein shall be construed to confer upon the Optionee any right to be nominated by the Stilwell Group to the Board or, if elected, to continue to serve on the Board.

            11. Withholding. In the event that the Optionee elects to exercise this Option or any part thereof, and if SVP shall be required to withhold any amounts by reason of any federal, state or local tax laws, rules or regulations in respect of the issuance of Option Shares to the Optionee pursuant to the Option, SVP shall be entitled to deduct and withhold such amounts from any payments to be made to the Optionee. In any event, the Optionee shall make available to SVP promptly when requested by SVP sufficient funds to meet the requirements of such withholding; and SVP shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to SVP out of any funds or property due or to become due to the Optionee. Notwithstanding the foregoing, the Optionee may request SVP not to withhold any or all of the amounts otherwise required to be withheld; provided that the Optionee provides SVP with sufficient documentation as may be required by federal, state or local tax laws, rules or regulations supporting his request that such amount is not required to be withheld, in which case SVP may, in its reasonable discretion, reduce such withholding amounts to the extent permitted by applicable laws, rules and regulations.

            12. Validity and Construction. This Option shall be governed by and construed and enforced in accordance with the laws of the State of New York.

--------------------------------------------------------------------------------
CUSIP No. 028884104                SCHEDULE 13D           Page 33 of 33
--------------------------------------------------------------------------------

            13. Amendment. This Agreement may be amended only in a writing signed on behalf of SVP and the Optionee.

            14. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to SVP, at its office address set forth at the beginning of this Agreement, Attention: Mr. Joseph Stilwell, or at such other address as SVP by notice to the Optionee may designate in writing from time to time; and if to the Optionee, at his address set forth at the beginning of this Agreement, or at such other address as the Optionee by notice to SVP may designate in writing from time to time. Notices shall be effective upon receipt.

            15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successor, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

            16. Reservation and Ownership of Option Shares. At all times during the period the Option is exercisable SVP shall own and make available for transfer on exercise of the Option a number of shares of Common Stock necessary to satisfy its obligations under the terms of this Option Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Stock Option Agreement as of the date set forth above.

                                    STILWELL VALUE PARTNERS II, L.P.

                                    By: Stilwell Value LLC

                                    By:  /s/ Joseph Stilwell
                                         ---------------------------------------
                                         Joseph Stilwell
                                         Managing Member

                                    STILWELL VALUE PARTNERS V, L.P.

                                    By: Stilwell Value LLC

                                    By:  /s/ Joseph Stilwell
                                         ---------------------------------------
                                         Joseph Stilwell
                                         Managing Member

ACCEPTED:

/s/ Spencer L. Schneider
------------------------------
Spencer L. Schneider